Exhibit 99.1

NEWS RELEASE
FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com Mark E. Yale Executive V.P., CFO 614.887.5610 myale@glimcher.com	Lisa A. Indest Senior V.P., Finance and Accounting 614.887.5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, July 21, 2011

GLIMCHER REPORTS SECOND QUARTER 2011 RESULTS

•           Mall store sales improved 15% to $393 per square foot at June 30, 2011 from a year prior

•           Total mall occupancy of 93.6% at June 30, 2011, up 90 basis points from a year prior

•           27% increase in signed leases year to date compared to a year prior

COLUMBUS, OH – July 21, 2011 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the second quarter ended June 30, 2011.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

"We are very excited about the rapid progress we are making towards reaching our goal of $400 psf in portfolio sales," stated Michael P. Glimcher, Chairman of the Board and CEO.  "With the improving leasing environment, higher sales and lower occupancy costs, we are excited about the potential growth and upside in our core portfolio," added Mr. Glimcher.

Net loss to common shareholders during the second quarter of 2011 was $22.4 million, or $0.22 per share, as compared to a net loss of $6.9 million, or $0.10 per share, in the second quarter of 2010.  Funds From Operations (“FFO”) during the second quarter of 2011 was $(2.8) million compared to $10.8 million in the second quarter of 2010.  On a per share basis, FFO during the second quarter of 2011 was $(0.03) per share compared to $0.15 per share for the second quarter of 2010.  Adjusted FFO for the second quarter of 2011 was $14.8 million or $0.14 per share.  Adjusted FFO for the second quarter of 2011 excludes the impact of $16.9 million related to impairment charges and $0.7 million of loan defeasance costs.

Second Quarter Earnings Highlights

•
Total revenues were $66.7 million in the second quarter of 2011 compared to total revenues of $63.9 million in the second quarter of 2010.  The $2.8 million increase in total revenues primarily resulted from increases in base rent of $1.4 million from the company’s new development Scottsdale Quarter®, an open-air lifestyle center located in Scottsdale, Arizona, and an increase of $689,000 in lease termination income.

•
Net loss to common shareholders was $22.4 million in the second quarter of 2011 compared to a net loss of $6.9 million in the second quarter of 2010.  The unfavorable variance is primarily due to increased impairment losses of $16.9 million incurred during 2011 related to the company’s share of Tulsa Promenade ($7.9 million) and land previously held for future development in Mason, Ohio that the company may sell ($9.0 million).  Also contributing to this unfavorable variance are increased losses at Scottsdale of $2.3 million primarily due to higher depreciation and interest costs as the majority of the project has now been placed in service.  These unfavorable variances were partially offset by net operating income (“NOI”) growth from the company’s comparable properties and interest savings resulting from lower borrowing costs and the pay down of the company’s corporate credit facility with proceeds from recent equity offerings.

•
NOI for comparable Core mall properties, including the pro-rata share of the malls held through joint ventures, increased approximately 0.3% for the three months ended June 30, 2011 compared to the three months ended June 30, 2010.

•
Average in-line store rents for the Core Malls were $33.33 per square foot (“psf”) at June 30, 2011, a 0.8% increase from $33.05 psf at June 30, 2010.  Average in-line store rents include in-line permanent retail stores less than 10,000 square feet.  Core Malls include both wholly-owned and joint venture mall properties.

•
Re-leasing spreads for the non-anchor leases signed during the quarter ended June 30, 2011 were up 4%, with base rents averaging $38.16 psf.  Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy, including anchor stores (stores in excess of 20,000 square feet of gross leasable area (“GLA”)), for Core Malls improved to 93.6% at June 30, 2011 compared to 92.7% at June 30, 2010.

•
The company placed the remaining square footage for the completed phases of the Scottsdale Quarter in service during the second quarter of 2011.  The non-anchor occupancy for Core Malls, excluding the impact of this new development property, was 90.7%, an increase of 40 basis points from June 30, 2010.

•
Average store sales in the Core Malls increased 14.9% to $393 psf for the twelve months ended June 30, 2011 compared to $342 psf for the twelve months ended June 30, 2010.  Average store sales represent retail sales for mall stores of 10,000 square feet of GLA or less that reported sales in the most recent twelve-month period.

•
Comparable store sales for the company’s Core Malls during the three months ended June 30, 2011, compared to the three months ended June 30, 2010, increased by 6.8% and increased 5.4% for the twelve months ended June 30, 2011 compared to the same period in 2010.  Comparable sales compare only those stores with sales in each respective period ended June 30, 2011 and June 30, 2010.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at June 30, 2011 (including the company’s pro-rata share of joint venture debt) was 51.5% based on a common share closing price of $9.50, as compared to 60.4% at December 31, 2010 based on a common share closing price of $8.40.  Debt with fixed interest rates represented approximately 90.6% of the company’s consolidated total outstanding borrowings at June 30, 2011 compared to 85.5% as of December 31, 2010.

•
During the three months ended June 30, 2011, the company sold 7,080,224 common shares at an average price of $9.81 per share under its at-the-market (“ATM”) program, generating net proceeds of $68.1 million.  The proceeds from the ATM program were used to repay a portion of the outstanding balance under its corporate credit facility.  The company has approximately $30.5 million available for issuance under the ATM program.

•
The $29 million mortgage loan for Tulsa Promenade (an asset in which the company holds a 52% joint venture interest) matured on April 14, 2011.  During the second quarter of 2011, the joint venture executed a loan modification that provides term through September 14, 2011 with the option to extend the maturity an additional six months to March 14, 2012.  However, to be able to exercise the final extension option, the venture will be required to market the property for sale.  As it is more likely than not that the venture will decide to market the property for sale, the asset’s carrying value was reduced to its estimated sales value.  This adjustment resulted in a $7.9 million non-cash charge to investment in unconsolidated entities for the company’s share of the impairment.

•
The company closed on a ten-year, $42.1 million mortgage loan secured by Ashland Town Center located in Ashland, Kentucky.  The new loan has a fixed interest rate of 4.9% and is structured to be sold into the CMBS market.  Loan proceeds were used to retire the $22.1 million of secured mortgage debt that had an interest rate of 7.25% per annum and was scheduled to mature in November 2011.  The company incurred a charge of $0.7 million associated with the defeasance of the previous mortgage loan.  The company used the remainder of the loan proceeds to reduce the outstanding borrowings on the company’s credit facility.

2011 Outlook

The company has updated previously issued guidance to incorporate the impairment charges and defeasance costs incurred during the second quarter of 2011.  The company also narrowed the guidance range to reflect anticipated dilution from the ATM program activity to date and a reduction in full year 2011 assumptions for lease termination income and gain on sales of outparcels to $1.5 million to $2.5 million.  The company now estimates diluted net loss per share to be in the range of $(0.30) to $(0.28) for the year ended December 31, 2011 and expects diluted FFO per share to be in the range of $0.47 to $0.49 for the year ended December 31, 2011.  Adjusted FFO (“AFFO”) per share, which excludes the impairment and defeasance charges incurred during the second quarter is estimated to be in the range of $0.64 to $0.66 per diluted share.

A reconciliation of the range of estimated diluted net loss per share to estimated FFO and AFFO per share for 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.30)	$(0.28)
Add: Real estate depreciation and amortization*	0.77	0.77
Estimated diluted FFO per share	$0.47	$0.49

Add: Impairment and Defeasance charges	$0.17	$0.17

Estimated diluted AFFO per share	$0.64	$0.66

* wholly-owned properties and pro-rata share of joint ventures

For the third quarter of 2011, the company estimates diluted net loss per share to be in the range of ($0.04) to $(0.02) and diluted FFO per share to be in the range of $0.14 to $0.16.  A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for the third quarter of 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.04)	$(0.02)
Add: Real estate depreciation and amortization*	0.18	0.18
Estimated diluted FFO per share	$0.14	$0.16

* wholly-owned properties and pro-rata share of joint ventures

The company continues to look to opportunistically raise additional capital and make strategic investments as market conditions may warrant, consistent with the company's long-term objectives.  Such potential activity is not factored into the above guidance.

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for on both held-for-use and held-for-sale properties.  Adjusted FFO may exclude items that are infrequent in nature, such as impairments losses, the company’s share of impairments on unconsolidated entities, as well as costs associated with debt extinguishment.  Debt extinguishment costs excluded from adjusted FFO include defeasance costs, unamortized deferred loan fees and costs to terminate interest rate swaps.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and company management to measure operating performance of the company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above / below market intangibles, termination income, and income from outparcel sales.  The company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset-related depreciation and amortization are excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 10 a.m. ET on Friday, July 22, 2011.  Those wishing to listen to this call may do so by calling 877.556.5921   Passcode:  74370211.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the earnings call through midnight August 5, 2011 by dialing 888.286.8010, Passcode 77234639, or you can access the webcast replay on the Investor Relations page of the company’s website.  Supplemental information about the second quarter operating results is available on the company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At June 30, 2011, GRT owned interests in and managed 27 Properties with total gross leasable area totaling approximately 21.5 million square feet, consisting of 23 Malls (18 wholly-owned and five partially owned through joint ventures) and four Community Centers (three wholly-owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with the company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2011	2010

Total revenues	$66,737	$63,935
Total expenses (1)	(57,139)	(47,113)
Operating income	9,598	16,822
Interest expense, net (2)	(18,524)	(19,826)
Equity in (loss) income of unconsolidated real estate entities, net (3)	(7,901)	56
Loss from continuing operations	(16,827)	(2,948)
Discontinued operations:
Loss from operations	(30)	(38)
Net loss	(16,857)	(2,986)
Allocation to noncontrolling interest (4)	618	1,679
Less: Preferred stock dividends	(6,137)	(5,603)
Net loss to common shareholders	$(22,376)	$(6,910)

Reconciliation of Net Loss to Common
Shareholders to Funds From Operations		Per Diluted		Per Diluted
		Common Share		Common Share
Net loss to common shareholders	$(22,376)		$(6,910)
Allocation to noncontrolling interest (GPLP unit holders)	(618)		(298)
	(22,994)	$(0.22)	(7,208)	$(0.10)
Real estate depreciation and amortization	16,744	0.16	15,431	0.21
Equity in loss (income) of unconsolidated real estate entities, net	7,901	0.07	(56)	(0.00)
Pro-rata share of joint venture funds from operations	(4,462)	(0.04)	2,589	0.04
Funds From Operations	$(2,811)	$(0.03)	$10,756	$0.15

Impairment and debt extinguishment costs (defeasance and deferred fees)	17,611	0.17	1,070	0.01
Adjusted FFO	$14,800	$0.14	$11,826	$0.16

Weighted average common shares outstanding - basic	102,406		68,926
Weighted average common shares outstanding - diluted (5)	105,351		71,912

Earnings per Share

Loss from continuing operations per common share	$(0.22)		$(0.10)
Discontinued operations per common share	$(0.00)		$(0.00)
Loss per common share	$(0.22)		$(0.10)

Loss from continuing operations per diluted common share	$(0.22)		$(0.10)
Discontinued operations per diluted common share	$(0.00)		$(0.00)
Loss per diluted common share	$(0.22)		$(0.10)
Funds from operations per diluted common share	$(0.03)		$0.15

(1) Includes an impairment charge of $9.0 million on land that was previously held for future development in the three months ended June 30, 2011.
(2) Includes charges of $739,000 and $1.1 million associated with the extinguishment of mortgage notes payable for the three months ended June 30, 2011 and 2010, respectively.
(3) Includes $7.9 million related to the Company's share of an impairment charge for Tulsa Promenade in the three months ended June 30, 2011.
(4) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the three months ending June 30, 2010. For the three months ending June 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(5) FFO per share in 2011 and 2010 has been calculated using 105,753 and 72,225 common shares which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2011	2010

Total revenues (1)	$132,758	$139,702
Total expenses (2)	(104,826)	(102,003)
Operating income	27,932	37,699
Interest expense, net (3)	(37,090)	(40,607)
Equity in loss of unconsolidated real estate entities, net (4)	(7,636)	(368)
Loss from continuing operations	(16,794)	(3,276)
Discontinued operations:
Loss on disposition of property	-	(215)
Loss from operations	(85)	(89)
Net loss	(16,879)	(3,580)
Allocation to noncontrolling interest (5)	800	2,985
Less: Preferred stock dividends	(12,274)	(9,962)
Net loss to common shareholders	$(28,353)	$(10,557)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(28,353)		$(10,557)
Allocation to noncontrolling interest	(800)		(458)
	(29,153)	$(0.28)	(11,015)	$(0.15)
Real estate depreciation and amortization	32,889	$0.32	34,778	$0.48
Equity in loss of unconsolidated entities, net	7,636	$0.07	368	$0.01
Pro-rata share of unconsolidated entities funds from operations	(978)	$(0.01)	3,312	$0.04
Gain on sale of properties, net	-	$-	(332)	$(0.00)
Funds From Operations	$10,394	$0.10	$27,111	$0.38

Impairment and debt extinguishment costs (defeasance, swap term, etc)	19,159	0.19	1,070	0.01
Adjusted FFO	$29,553	$0.29	$28,181	$0.39

Weighted average common shares outstanding - basic	100,316		68,854
Weighted average common shares outstanding - diluted (6)	103,282		71,840

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.28)		$(0.15)
Discontinued operations per common share	$(0.00)		$(0.00)
Loss per common share	$(0.28)		$(0.15)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.28)		$(0.15)
Discontinued operations per diluted common share	$(0.00)		$(0.00)
Loss per diluted common share	$(0.28)		$(0.15)
Funds from operations per diluted common share	$0.10		$0.38

(1) Includes a $547,000 gain on sale of depreciable assets in the six months ending June 30, 2010.
(2) Includes an impairment charge of $9.0 million on land that was previously held for future development in the six months ended June 30, 2011.
(3) Includes charges of $739,000 and $1.1 million associated with the extinguishment of mortgage notes payable (defeasance costs, unamortized deferred loan fees and fees to termination interest rate swaps) for the six months ended June 30, 2011 and 2010, respectively.
(4) Includes $7.9 million related to the Company's share of an impairment charge for Tulsa Promenade in the six months ended June 30, 2011.
(5) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the six months ending June 30, 2010. For the six months ending June 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(6) FFO per share in 2011 and 2010 has been calculated using 103,654 and 72,080 common shares, respectively, which includes the common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2011	2010

Investment in real estate, net	$1,664,994	$1,688,199
Total assets	$1,774,142	$1,792,348
Mortgage notes and other notes payable	$1,251,262	$1,397,312
Debt / Market capitalization	48.5%	57.8%
Debt / Market capitalization including pro-rata share of joint ventures	51.5%	60.4%

	June 30,	June 30,
	2011	2010
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.1%	93.9%
Mall Non-Anchors (3)	89.7%	90.5%
Total Core Mall Portfolio	93.6%	92.7%

Malls excluding Joint Ventures:
Mall Anchors (2)	94.7%	92.6%
Mall Non-Anchors (3)	88.6%	90.3%
Mall Portfolio excluding joint ventures	92.4%	91.8%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$6.80	$6.48
Mall Non-Anchors (3)	$26.75	$26.82
In-Line Stores under 10,000 sf (4)	$33.33	$33.05

Malls excluding Joint Ventures
Mall Anchors (2)	$6.13	$5.84
Mall Non-Anchors (3)	$26.96	$27.23
In-Line Stores under 10,000 sf (4)	$32.42	$32.39

(1) Mall properties including joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf as well as outparcels.
(4) In-line permanent retail stores under 10,000 sf.